KAVILCO INCORPORATED RESOLUTION 11-10-00-b:  ACCESS TO SECURITIES AND
   CODE OF ETHICS BY KAVILCO INCORPORTATED, A REGISTERED INVESTMENT
                                COMPANY

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WHEREAS, Kavilco Incorporated (the "Company") is an Alaska Native
Village Corporation that became registered with the U.S. Securities and Exchange Commission ("SEC") on January 29, 1990 as a registered investment company under the Investment Company Act of 1940 (the "Act"); and

WHEREAS, as a registered investment company, the Company is subject to the various provisions of the Act and rules and regulations promulgated thereunder and the Company hereby desires to adopt certain resolutions in accordance with the requirements of the Act, rules and regulation; NOW, THEREFORE,

IT IS HEREBY RESOLVED, that the following resolutions are hereby adopted effective as of November 10, 2000:

     1. Pursuant to Section 17(f) of the Act and Rule 17f-2 thereunder, no person shall be authorized or permitted to have access to the securities and similar investments of the Company that are deposited in the safekeeping of, or in a vault or other depository maintained by, a bank or other company whose functions and physical facilities are supervised by Federal or State authority except Louis
A. Thompson and Scott Burns, the Company's President and Chief Financial Officer, respectively, and access to such securities and similar investments shall be had only by such persons jointly.

     2. Pursuant to Section 17(j) of the Act and Rule 17j-1 (b)(1) thereunder, the Company hereby adopts the following provisions as its written code of ethics ("Code of Ethics"):

          a. No director, officer or employee of the Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains any information regarding the purchase or sale of a security or similar investment by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales, nor any natural person in a control relationship to the Company who obtains information concerning recommendations with respect to such purchase or sale of a security or similar investment ("access persons"), shall, in connection with the purchase or sale, directly or indirectly, by such person of a security or similar investment held or to be acquired by the Company:

               (1) Employ any device, scheme or artifice to defraud the Company;

               (2) Make to the company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (3) Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Company; or

               (4) Engage in any manipulative practice with respect to the Company.

          b. To further prevent access persons from engaging in any act, practice or course of business prohibited by paragraphs (1) through (4) above, the following procedures are hereby adopted:

               (1) Every access person of the Company shall report to the Company within ten days after the person becomes an access person with respect to any security or similar investment in which such access person has any direct or indirect beneficial ownership as of the date the person became an access person, and every such report shall contain the following information:

                    (A) The title, number of shares and the principal amount of each such security or other investment;

                    (B) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

                    (C) The date that the report is submitted by the access person.

               (2) Every access person of the Company shall report to the Company with respect to transactions in any security or similar investment in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security or similar investment and every such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

                    (A) The date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares and the principal amount of each security or other investment involved;

                    (B)  The nature of the transaction (that is,
               purchase, sale or any other type of acquisition or disposition);

                    (C)  The price at which the transaction was
               effected;

                    (D) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                    (E) The date that the report is submitted by the access person.

               (3) Every access person of the Company shall report to the Company annually with respect to any security or similar investment in which such access person has any direct or indirect beneficial ownership as of the date not more than 30 days before the report is submitted, and every such report shall contain the following information:

                    (A) The title, number of shares and the principal amount of each such security or other investment;

                    (B) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

                    (C) The date that the report is submitted by the access person.

               (4) The Company shall identify all access persons who are under a duty to made such reports to it and shall inform such persons of such duty.

               (5) No employee of the Company who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company, nor any natural person in a control relationship to the Company who obtains information concerning recommendations with respect to such purchase or sale of a security or similar investment, may directly or indirectly acquire beneficial ownership of any securities in an initial public offering or a limited offering without the prior approval of the Company. For purposes of this paragraph, the term "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or15(d) of the Securities Exchange Act of 1934. For purposes of this paragraph, the term "limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

               (6) The Company shall, at its principal place of business, maintain records in the manner and to the extent set forth below, and make such records available to the SEC or any representative thereof at any time and from time to time for reasonable periodic, specimen or other examination:

                    (A) A copy of this Code of Ethics or any other code of ethics which is then in effect, or at any time within the then past five years has been in effect, and any such code of ethics shall be preserved in an easily accessible place;

                    (B) A record of any violation of any such code of ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year of the Company in which any such violation occurs;

                    (C)  A copy of each report made by an access
               person pursuant to this Code of Ethics shall be preserved for period of not less than five years from the end of the fiscal year of the Company in which it is made and for the first two years thereof shall be preserved in an easily accessible place; and

                    (D) A list of all persons who are at any time, or within the past five years from the then present time have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place.

     3.   The foregoing resolutions are intended to supersede
Resolution No. 90-05-01 adopted by the Board of Directors of the Company effective as of January 29, 1990.

/s/ Louis A. Thompson                   /s/ John Campbell
Louis A. Thompson, President            John Campbell, Secretary

(Corporate Seal)